UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 18, 2021

LOOP INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54786	27-2094706
(State or other jurisdictionof incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

480 Fernand-Poitras
Terrebonne, Quebec, Canada, J6Y 1Y4
(Address of principal executive offices, including zip code)

(450) 951-8555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LOOP	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On June 22, 2021, Loop Industries, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) by and between the Company and SK global chemical Co., Ltd, an accredited investor (the “Purchaser”). Pursuant to the Purchase Agreement, the Company has agreed to issue and sell to the Purchaser the following securities for an aggregate purchase price of approximately $56.5 million (collectively, the “Investment”):

●
an aggregate of 4,714,813 shares (the “Shares”) of the Company’s common stock (the “Common Stock”);
●
warrants to purchase 4,714,813 shares of Common Stock for an exercise price of $15.00 (the “First Tranche Warrants”), with an expiration date of the third anniversary of the issue date;
●
warrants to purchase 2,357,407 shares of Common Stock for an exercise price of $20.00 (the “Second Tranche Warrants”), with an expiration date of the earlier of (A) the date that is the third anniversary of the First Plant Milestone (as defined in the Second Tranche Warrants), (B) the expiration of the JV Negotiation Period (as defined in the Second Tranche Warrants), provided that the Joint Venture Transaction Agreements (as defined in the Second Tranche Warrants) have not been executed by the expiration of the JV Negotiation Period and (C) the third anniversary of the BDP Date (as defined in the Second Tranche Warrants), provided that the First Plant Milestone has not occurred as of such date; and
●
warrants to purchase 461,298 shares of Common Stock for an exercise price of $11.00 (the “Third Tranche Warrants,” and together with First Tranche Warrants and the Second Tranche Warrants, the “Warrants”), with an expiration date of June 14, 2022.

The Purchaser may exercise the First Tranche Warrant and the Third Tranche Warrant at any time prior to their applicable expiration dates. The Purchaser may exercise the Second Tranche Warrant at any time on or after the first business day following the First Plant Milestone (as defined in the Second Tranche Warrant) prior to its expiration date.

Based on 42,433,320 shares of common stock and issued and outstanding as of May 27, 2021, the Purchaser is expected to own approximately 10.0% of the issued and outstanding Common Stock immediately following the Investment.

The Purchase Agreement contains customary representations, warranties and covenants and conditions to closing of the Investment. The Purchase Agreement may be terminated by either the Company or the Purchaser if the closing has not occurred by September 20, 2021.

The Company intends to use the proceeds toward the funding of its planned Infinite Loop™ manufacturing facility at its recently acquired site in Becancour, Quebec.

For the sale of the Shares, the Company relied on Section 4(a)(2) of the Securities Act of 1933, as amended or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder based on the following factors: (i) the number of offerees or purchasers, as applicable, (ii) the absence of general solicitation, (iii) representations obtained from the purchasers relative to their accreditation and/or sophistication and/or their relationship to the company (directors and officers), (iv) the provision of appropriate disclosure, and (v) the placement of restrictive legends on the certificates reflecting the securities coupled with investment representations obtained from the purchasers.

Simultaneous with the execution of the Purchase Agreement, the Company and the Purchaser entered into a Joint Venture Memorandum of Understanding (“JV MOU”) with respect to a potential joint venture to commercialize the Company’s plastic recycling technology in Asia (“Proposed Asia JV”). The JV MOU, which is non-binding, outlines certain principal terms for the Proposed Asia JV. The Purchase Agreement provides that the parties will negotiate exclusively with one another from the date of the Purchase Agreement until the date which is six months from the BDP Date (as defined in the Purchase Agreement) with respect to the Proposed Asia JV (subject to extension in accordance with the terms and conditions of the Purchase Agreement), with the objective of executing definitive agreements for the Proposed Asia JV.

Investors Rights Agreement

On the closing date of the Purchase Agreement, the Company will enter into an Investors Rights Agreement (the “Investors Rights Agreement”) by and among the Company, the Purchaser, and Daniel Solomita, in his individual capacity and solely for the purposes of the voting arrangement in the Purchase Agreement. Pursuant to the Investors Rights Agreement, effective as of the closing date of the Purchase Agreement, the Company’s board of directors (the “Board”) will appoint a designee of the Purchaser to the Board (the “Investor Designee”), subject to the terms and conditions of the Investors Rights Agreement. Purchaser will have the right to require the Board to nominate its designee for election to the Board until the Purchaser and its affiliates beneficially own less than 4,000,000 shares of Common Stock.

Standstill. The Investors Rights Agreement provides that Company and the Purchaser and its respective affiliates will be subject to a standstill provision commencing on the closing date until the later of (i) the date that concludes any 90 day continuous period during which no Investor Designee serves on the Board and (ii) the date on which the Purchaser and its affiliates beneficially own less than 5.0% of the issued and outstanding Common Stock (the “Standstill Period”). During the Standstill Period, the Purchaser and its affiliates will not, among other things and subject to specified exceptions: (a) acquire any securities of the Company (except for purchases of Common Stock in the public market to the extent necessary to reverse any decrease in such parties’ percentage ownership of the issued and outstanding Common Stock resulting solely from a net increase in the number of shares of issued and outstanding Common Stock). (b) propose any merger, consolidation, business combination, tender offer or similar transaction involving the Company. (c) solicit proxies or consents to vote any securities of the Company. (d) form, join or participate in any group (as such term is used in the rules of the Securities and Exchange Commission). or (e) seek to call a meeting of the stockholders of the Company or propose any matter to be voted upon by the stockholders of the Company.

Transfer Restrictions. The Investors Rights Agreement also provides that, for a period ending on the second anniversary of the closing of the Investment (the “Lock-Up Period”), the Purchaser will be prohibited from transferring any Common Stock, subject to certain exceptions. The Purchaser will also be generally prohibited from transferring Common Stock to any competitor of the Company (as determined by the Board).

Resale Registration Rights. The Investors Rights Agreement includes customary resale shelf registration rights for the Purchaser that require the Company to register the Common Stock held by the Purchaser for resale following the expiration of the Lock-Up Period.

Voting Arrangement. Under the Investors Rights Agreement, Mr. Solomita agrees, with respect to any matter that needs to be approved by shareholders of the Company to give effect to the Purchaser’s rights under the Investors Rights Agreement, the Purchase Agreement, and the Warrants (the “Required Approvals”), that he shall vote (or cause to be voted), or deliver a proxy (or cause a proxy to be delivered) covering all of the shares of the Series A Preferred Stock of the Company and the Common Stock for which Mr. Solomita is the registered and/or direct or indirect beneficial owner of, or exercises control or direction over: (i) in favor of the Required Approvals and (ii) against any proposal that conflicts with or would interfere with the exercise of the Purchaser’s rights under the Investors Rights Agreement.

The foregoing descriptions of the Purchase Agreement, Investors Rights Agreement and form of Warrants are summaries of each and are qualified in their entirety by the text of the Purchase Agreement, Investors Rights Agreement and form of Warrants, respectively, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended August 31, 2021.

The foregoing agreements have been included to provide investors with information regarding its terms. They are not intended to provide any other factual information about the Company and its subsidiaries and affiliates. The representations and warranties contained in the Purchase Agreement were made only for purposes of the Purchase Agreement (together with the exhibits thereto) and as of specific dates, are solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries to the representations and warranties contained in the Purchase Agreement and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Indorama Joint Venture Amendments

On June 18, 2021, the Company, Loop Innovations, LLC, a wholly-owned subsidiary of the Company (“Loop Innovations”), Indorama Ventures Holdings LP (“Indorama”) and Indorama Loop Technologies, LLC (the “Indorama Joint Venture Company”) amended (i) the Limited Liability Company Agreement between Loop Innovations, LLC and Indorama Ventures Holdings LP (the “LLC Agreement”), (ii) the Marketing Agreement between the Company and Indorama Loop Technologies, LLC (the “Marketing Agreement”) and (iii) the License Agreement between the Company and the Indorama Joint Venture Company (the “License Agreement”), each dated September 24, 2018 (collectively such amendments, the “Indorama Joint Venture Amendments”).

Under the Indorama Joint Venture Amendments, the Company, Indorama and the Indorama Joint Venture Company agreed to:

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terminate Indorama’s right of first refusal under the LLC Agreement over any facility to produce products utilizing any waste-to-resin technology applying the PET depolymerization process of the Company;

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amend the non-compete obligations under the LLC Agreement to solely apply to the Company;

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limit the scope of the Company’s grant of intellectual property rights and the scope of the exclusivity rights of the Indorama Joint Venture Company for the retrofit of existing facilities under the License Agreement to North America and Europe; and

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limit the scope of the Indorama Joint Venture Company’s permitted marketing rights under the Marketing Agreement to North America and Europe.

The foregoing description of the Indorama Joint Venture Amendments does not purport to be complete and is qualified in its entirety by reference to the Indorama Joint Venture Amendments, a copy of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended August 31, 2021.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is hereby incorporated into this Item 3.02 by reference.

Item 8.01 Other Events.

A copy of the press release announcing the private placement is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information contained in Item 8.01 and Exhibit 99.1 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated June 23, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOP INDUSTRIES, INC.

Date: June 23, 2021	By:	/s/ Drew Hickey
Drew Hickey
Chief Financial Officer